United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The Registrant is party to an acquisition and option agreement with Behavioral Centers of South Florida LLC, a Florida limited liability company (“BCSF”), as reported in a report of current event on Commission Form 8-K dated August 27, 2021, which is expected to close on or before December 31, 2021. However, BCSF has not been able to meet the Registrant’s requests for due diligence information on a timely basis. In light of the foregoing, while the Registrant intends to assist BCSF in this process, the required documentation being essential to successfully close on such acquisition, it has decided to accelerate other proposed acquisitions and, on October 28, entered into a merger agreement and plan of reorganization with a joint venture formed by Primary Medical Physicians, LLC, a Florida limited liability (“PMP”), Personal Care Medical Group, LLC, a Florida limited liability company (“PCMG”), and, Glades Medical Centers LLC, a Florida limited liability company using Glades Medical Centers of Florida, LLC, a Florida Limited Liability company (“GMCF”) as the joint venture vehicle all four entities being collectively referred to in this current report as Glades. The individual principals involved are Messrs. Carlos H. Arce, Esquire, Robbie Chamoun and Daniel Sierra, and, Ramon A. Berenguer, MD, all Florida residents.

Glades is focused on primary care diagnosis and treatments for illnesses such as colds, flu, stomach aches or ear infections; minor injury care such as less severe bumps, cuts, abrasions or sprains; pediatrics from common childhood illnesses like influenza, bronchitis, rashes or infections, to minor injury care for cuts, lacerations, sprains or breaks; x-rays and in-house lab testing, and occupational medicine. Pursuant to the terms of the merger agreement and plan of reorganization all of the entities comprising Glades will be merged into the Registrant’s consolidated subsidiary, Now Health Corp., a recently organized Florida corporation (“NHC”) with all securities in such entities converted into 200,000 shares of the Registrant’s Class B Convertible Preferred Stock with up to an additional 40,000 shares issuable based on performance over a three year period. In addition, the Registrant will make available a $1,000,000 three year line of credit for development of the acquired businesses. It is anticipated that the acquisition will be closed upon following closing on Registrant’s current limited offering of $20,000,000 in shares of its Class B Convertible Preferred Stock in reliance on Rule 506(b) of Commission Regulation D (the “Limited Offering”) but in no event later than December 31, 2021. A copy of the Glades merger and reorganization agreement is filed as exhibit 10.01 to this report of current event and the foregoing disclosure is qualified in its entirety by the information contained therein.

Carlos H. Arce, Esquire, the Registrant’s recently appointed vice president, secretary and general counsel is an “affiliate” of Glades (as that term is defined under Rule 405 of Commission Regulation C) and was introduced to Puget during negotiations for the acquisition of Glades.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 annual meeting of the Registrant’s shareholders held on June 7, 2021, the shareholders ratified the recommendation that the Registrant’s board of directors be expanded to nine or more members, at least three of whom should be independent so that audit, nominating and compensation committees could be implemented as envisioned by the Registrant’s articles of incorporation and bylaws. The Registrant’s board of directors is currently evaluating a number of candidates for designation to its board of directors, as authorized by its shareholders, and upon their election and assumption of office, Messrs. Hermann Burckhardt and Thomas Jaspers, the current members of the Registrant’s board of directors have indicated they will resign and dedicate themselves to their role in Qest Consulting Group, Inc., the Registrant’s “parent” as that term is defined in Rule 504 of Commission Regulation C, as well as its strategic consultant (“Qest”), from which they will continue to assist the Registrant. Karen Lynn Fordham, the Registrant’s president and chief executive officer will succeed Mr. Burckhardt as a member of the board of directors and as its chair when Mr. Burckhardt resigns following closing on the Limited Offering described in Item 1.01 above.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 of 5 (excluding exhibits).

In addition to the foregoing, several persons have agreed to serve as members of the board of directors at such time as the Registrant has obtained officers and directors’ liability insurance (a cost anticipated in the allocation of proceeds from Limited Offering described in Item 1.01 above. They will be identified in future current reports on Form 8-K filed with the Commission at such time as they enter into agreements agreeing to serve as members of the board of directors subject to the condition that officers and directors’ liability insurance has been obtained and is in place. As of the date of this report, one person, Major General (ret, US Air Force Minnesota and Indiana Air National Guard) Worthe S. Holt Jr., MD, MMM, has signed such agreement. Pursuant to the terms of the directors’ agreement signed by Dr. Holt with the Registrant on October 28, 2021, he will be compensated for his services as a member of the Registrant’s board of directors and committees thereof as follows:

(A)	In the event that Dr. Holt arranges or provides funding for the Registrant on terms more beneficial than those reflected in the Registrant’s then current principal financing agreements, copies of which are included among the Registrant’s records available through the Commission’s EDGAR web site, subject to applicable licensing requirements, Dr. Holt shall be entitled, at his or her election, to either:

(1)	A fee equal to 5% of such savings, on a continuing basis; or

(2)	If equity funding is provided through Dr. Holt or any affiliates thereof, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of Commission Rule 144); and

(3)	If equity funding is arranged for the Registrant by Dr. Holt and the Registrant is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the FINRA, Dr. Holt shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

(B)	In the event that Dr. Holt generates business for the Registrant, then, on any sales resulting therefrom, Dr. Holt shall be entitled to a commission equal to 5% of the Net Profits derived by the Registrant therefrom for a period of two years.

(C)	During the term of this Agreement Dr. Holt will be entitled to 4.9% of the purchase price of any business which he brings to the Registrant and the Registrant acquires, subject to any post-closing adjustments.

(D)	Dr. Holt will be entitled to participate in any the Registrant qualified incentive stock option plans on terms at least as favorable as those enjoyed by any other non-officer member of the Registrant’s board of directors.

A copy of the directors’ agreement signed by Dr. Holt is filed as exhibit 10.02 to this this report of current event and the foregoing disclosure is qualified in its entirety by the information contained therein

Dr. Holt, age 64, has over 40 years of healthcare delivery and administrative experience. Most recently, Dr. Holt has served as the chief executive officer and chief medical officer for Wellvana Health, focusing upon the latter role during the past 18 months. Wellvana is a leader in building and operating physician-led, high-performing, clinically integrated networks across the United States. Prior to Wellvana, Dr. Holt served as vice president and deputy chief medical officer of Humana, Inc. Dr Holt’s experience has also included roles as executive vice president and chief operating officer at multiple hospitals and health systems in Indiana. Holt completed his undergraduate studies, medical degree, and residency in family medicine at Indiana University, and his Masters in Medical Management at Tulane University. Dr. Holt also completed a faculty development fellowship at the University of North Carolina at Chapel Hill. Additionally, he has served as president of the Indiana Medical Licensing Board, president of the Indiana Academy of Family Physicians, a member of the Board of Trustees of Franklin College and continues to staff the St. Francis Family Practice Residency Program in Indianapolis. Dr. Holt provides leadership, strategic and operational expertise, working nationally to support business development, independent physician integration, clinical care delivery, and value-based methodologies consistent with healthcare’s quadruple aim, and, has provided clinical operations insight into several merger and acquisition opportunities.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 of 5 (excluding exhibits).

In addition to his medical accomplishments, Dr. Holt served in the United States Air Force and National Guard rising to the rank of Major General (ret). As Special Assistant to the Commander and Deputy Chief of Staff, United States Africa Command, General Holt provided policy representation on behalf of the Joint Chiefs of Staff. This included direct contribution to the development of U. S. National Security policies and their execution as well as negotiations with U.S. Ambassadors and host nation political and military leadership. Previously, he served as a fighter pilot/physician (F-16, F-4) with the Indiana National Guard and as the Adjutant General – Air, for the Minnesota National Guard. He holds an Air Medal for combat operations and the Legion of Merit.

Section 5.06 Change in Shell Company Status.

It is anticipated that the closing on the transaction with Glades disclosed in response to Item 1.01 will result in the termination of the Registrant’s status as a “shell company” and require the filing of significant additional information with the Commission as well as a detailed description of the subject transaction. Such information will include most of the information required under Commission Form 10 in compliance with Commission Regulation S-K and Article 8 of Commission Regulation S-X, in each case as applicable to smaller reporting companies.

Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit Number	Description
10.01	Merger agreement and plan of reorganization with joint venture formed by Primary Medical Physicians, LLC, a Florida limited liability, Personal Care Medical Group, LLC, a Florida limited liability company and, Glades Medical Centers LLC, a Florida limited liability company using Glades Medical Centers of Florida, LLC, a Florida Limited Liability company as the joint venture vehicle.
10.02	Agreement to serve as a member of the Registrant’s board of directors entered into by Worthe S. Holt Jr., MD, MMM.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 of 5 (excluding exhibits).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.

	By:	/s/Karen Lynn Fordham/s/
Date: November 3, 2021		Karen Lynn Fordham, President and Chief Executive Officer

	By:	/s/Thomas Jaspers/s/
Thomas Jaspers, Treasurer and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 5 of 5 (excluding exhibits).